UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2024

CONMED CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39218	16-0977505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11311 Concept Blvd
Largo, FL 33773
(Address of principal executive offices, including zip code)

(727) 392-6464

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	CNMD	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

On October 30, 2024, CONMED Corporation (the “Company”) issued a press release announcing financial results for the third quarter ended September 30, 2024. A copy of this press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K that is furnished under this “Item 2.02. Results of Operations and Financial Condition” and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Pat Beyer as President and Chief Executive Officer

On October 30, 2024, the Company announced that, effective as of January 1, 2025, the Board of Directors of the Company (the “Board”) has appointed Pat Beyer as President and Chief Executive Officer (“CEO”) of the Company and as a member of the Board.

On October 30, 2024, the Company also announced that, effective as of October 31, 2024, Curt R. Hartman’s service as Chair of the Board will cease, and Mr. Hartman’s service as a member of the Board and as President and CEO of the Company will continue through December 31, 2024. Effective as of January 1, 2025, Mr. Hartman will transition into a non-executive officer role and continue full-time employment in such role through March 2, 2025 (such period, the “Initial Transition Period”). Commencing on March 3, 2025 (the “Transition Date”), Mr. Hartman will serve as a Special Advisor to the Company until March 3, 2027 (the “Separation Date”, and such period, the “Advisory Period”). As of the Separation Date, Mr. Hartman’s service relationship with the Company will cease.

There are no arrangements or understandings between Mr. Beyer and any person pursuant to which Mr. Beyer was selected as an officer or director, and no family relationships exist between Mr. Beyer and any director or executive officer of the Company. Mr. Beyer is not a party to any transaction to which the Company is or was a participant and in which Mr. Beyer has a direct or indirect material interest subject to disclosure under Item 404(a) of Regulation S-K.

Mr. Beyer, 59, became the Company’s Chief Operating Officer in April 2024. Prior to this role, Mr. Beyer served as President International and Global Orthopedics since October 2020 and before that as President of CONMED International since December 2014. Prior to joining the Company, Mr. Beyer served as CEO of ICNet, a privately held infectious control software company from 2010 to 2014 when the company was sold. Prior to this, Mr. Beyer spent 21 years at Stryker Corporation where he led Stryker Europe from 2005 to 2009; Stryker UK, South Africa and Ireland from 2002 to 2005 and Stryker Medical from 1999 to 2002. Mr. Beyer is on the board of Bioventus (previously Misonix), where he is a member of the Audit Committee. Mr. Beyer graduated from Kalamazoo College with a Bachelor of Arts degree in Economics and Western Michigan University with a Master of Business Administration degree in Finance. He also completed Harvard Business School’s Advanced Management Program.

Amendment to Service Agreement with Mr. Beyer

On October 30, 2024, the Company and Mr. Beyer entered into an amendment and restatement of Mr. Beyer’s April 25, 2019 Service Agreement with Conmed U.K. Limited (as amended by that certain Amendment Number 1, effective as of April 24, 2024) (“Amendment Number 2”), establishing his compensation as President and CEO effective January 1, 2025. The provisions of Mr. Beyer’s existing Service Agreement remain in full force and effect subject to the following principal changes pursuant to Amendment Number 2, among other changes:

•

Mr. Beyer will be paid salary of $850,000 per annum (“Base Salary”), which will be paid in British pounds sterling (“GBP”) and will be converted into GBP based on the year ended average exchange rate or as otherwise agreed between Mr. Beyer and the Company.

•	Mr. Beyer’s target award opportunity under the Company’s short-term incentive program (the “STIP”) will be 100% of Base Salary.

•

Mr. Beyer will be eligible to participate in the Company’s long-term incentive plans in a manner consistent with awards to other senior executives granted from time to time. The Company expects Mr. Beyer’s 2025 award will have an approximate grant date target fair market value of $5,000,000 and comprise 50% performance stock units and 50% stock options.

In addition, Mr. Beyer will be eligible to participate in the Company’s employee benefit plans and programs applicable to senior executives of the Company generally, as may be in effect from time to time, including, without limitation, participation in the Company’s Executive Severance Plan at the level applicable to the Company CEO.

Mr. Beyer remains subject to certain customary restrictive covenants, including, but not limited to, certain non-solicitation and non-competition obligations for a period of 12 months after termination and a perpetual confidentiality provision.

Amendment Number 2 is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The above descriptions are qualified in their entirety by reference to the terms of Amendment Number 2, attached hereto as Exhibit 10.1.

Letter Agreement with Mr. Hartman

On October 30, 2024, the Company entered into a letter agreement with Mr. Hartman (the “Letter Agreement”) pursuant to which (1) his service as Chair of the Board will cease as of October 31, 2024; (2) he will continue to serve as President and CEO of the Company and as a member of the Board through December 31, 2024; (3) as of January 1, 2025, he will transition to a non-executive officer role and continue full-time employment in such role during the Initial Transition Period; and (4) commencing on the Transition Date, he will serve as a Special Advisor to the Company during the Advisory Period.

Pursuant to the Letter Agreement, as compensation for services performed during the Initial Transition Period, Mr. Hartman will continue to receive his current base salary but will not be eligible to receive any bonus under the STIP for 2025 based on his service during the Initial Transition Period or otherwise. Mr. Hartman will be eligible for a full bonus based on actual performance under the STIP for his service during 2024.

Pursuant to the Letter Agreement, as compensation for services performed during the Advisory Period, subject to certain preconditions and satisfaction of his obligations set forth in the Letter Agreement, including compliance with restrictive covenants, Mr. Hartman will be paid a consulting fee equal to the sum of (i) $1,936,000 plus (ii) two (2) times the average of his earned annual incentive bonus for each of completed fiscal years 2023 and 2024, in the aggregate (the “Special Advisor Fee”). 50% of the Special Advisor Fee will be payable in regular biweekly installments in accordance with the Company’s regular payroll practices during the first year of the Advisory Period, and 50% of the Special Advisor Fee will be payable in a lump sum within 60 days following the commencement of the second year of the Advisory Period, in each case, subject to Mr. Hartman’s ongoing compliance in all material respects with all obligations under the Letter Agreement. Mr. Hartman will not be eligible to receive any bonus under the STIP based on his service as a Special Advisor. Subject to Mr. Hartman’s continued service, equity awards previously granted to Mr. Hartman will vest in accordance with the vesting schedules established in the original equity awards through the Separation Date. Any equity awards with vesting dates scheduled to occur after the Separation Date will be cancelled and forfeited.

Mr. Hartman’s receipt of these payments and benefits is subject to (1) his execution and non-revocation of a release of claims in favor of the Company, including any claims under the Company’s Executive Severance Plan and Severance Plan or any other severance plan or agreement (a “Release”), within thirty days after the date of his transition from the role of President and CEO; (2) his execution and non-revocation of a supplemental Release within thirty days after the Separation Date; and (3) his cooperation and other agreements set forth in the Letter Agreement.

Mr. Hartman will remain subject to non-competition and non-solicitation obligations during the term of his service and for one year thereafter, as well as perpetual confidentiality and mutual non-disparagement obligations. In the event of Mr. Hartman’s death, disability, or termination of employment by the Company without Cause or by Mr. Hartman for a Breach Termination or CIC Good Reason Termination (each, as defined in the Letter Agreement) prior to the Separation Date, the full remaining amount of any unpaid Special Advisor Fee that would otherwise have been payable through the Separation Date will become immediately due and payable, and all of Mr. Hartman’s equity which would have vested through the scheduled end of the Advisory Period will immediately vest, in each case, pursuant to the terms and conditions of the Letter Agreement and subject to Mr. Hartman’s or his estate’s or beneficiary’s execution of a supplemental Release, as applicable.

The Letter Agreement with Mr. Hartman is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The above descriptions are qualified in their entirety by reference to the terms of the Letter Agreement, attached hereto as Exhibit 10.2.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Index

Exhibit No.	Description of Exhibit

10.1	Amendment Number 2 to Service Agreement, by and between CONMED U.K. Limited and Pat Beyer, dated October 30, 2024.

10.2	Letter Agreement, by and between CONMED and Curt R. Hartman, dated October 30, 2024.

99.1	Press Release dated October 30, 2024, issued by CONMED Corporation.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONMED CORPORATION (Registrant)

By:	/s/ Todd W. Garner
Name:	Todd W. Garner
Title:	Executive Vice President, Finance & Chief Financial Officer

Date: October 30, 2024